Form 10-K/A, Exhibit 13
period 2001-03-31
UQM TECHNOLOGIES INC
filed 2002-02-15
CIK 315449

Interim Financial Data (Unaudited)
(in thousands of dollars, except per share data)

                                                                                               Quarter Ended
                                                                          --------------------------------------------------
                                                                          June 30,  September 30,  December 31,  March 31,
                                                                          --------  -------------  ------------  ---------

Fiscal 2001
         Sales......................................                        $6,465       6,431        7,413          6,588
         Gross Profit.............................                             781         425          701            473
         Net Loss.................................                            (333)     (1,076)        (429)        (1,302)
         Net Loss Per Common Share
             Basic and Diluted...................                             (.02)       (.06)        (.02)          (.08)
         EBITDA.................................                               318        (378)         299           (565)
         EBITDA Per Common Share........                                       .02        (.02)         .02           (.03)

Fiscal 2000
         Sales......................................                        $5,764       5,334        3,668          5,832
         Gross Profit.............................                             895         841          379          1,049
         Net Earnings (Loss)....................                              (346)     (5,196)        (944)            14
         Net Earnings (Loss) Per
             Common Share Basic
             and Diluted..........................                            (.02)       (.31)        (.06)             -
         EBITDA.................................                               298      (4,545)        (281)           660
         EBITDA Per Common Share........                                       .02        (.27)        (.02)           .04
